AMENDMENT NUMBER 5
                           TO PARTICIPATION AGREEMENT
                                      AMONG
                              RYDEX VARIABLE TRUST,
                            RYDEX DISTRIBUTORS, INC.,
                                       AND
                      FIRST SECURITY BENEFIT LIFE INSURANCE
                         AND ANNUITY COMPANY OF NEW YORK

         WHEREAS, Rydex Variable Trust (the "Trust"), Rydex Distributors, Inc. (the "Underwriter") and First Security Benefit Life Insurance and Annuity Company of New York (the "Company") are parties to a Participation Agreement dated May 1, 2002, as amended May 1, 2003, July 1, 2003, December 13, 2004, and September 28, 2005 (the "Agreement"); and

         WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

         WHEREAS, the parties wish to change the use of the terms "Account," "Contract," and "Fund" in such a way that the Accounts, Contracts and Funds need not be listed on Schedule A to the Agreement, but nonetheless, for convenience the parties may determine to list them on Schedule A; and

         WHEREAS, capitalized terms used but not defined in this Amendment, shall have the meaning given them in the Agreement; and

         WHEREAS, all other terms of the Agreement shall remain in full force and effect;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Underwriter agree to amend the Agreement as follows:

1. The first paragraph of the Agreement is hereby deleted and replaced with the following:

         THIS AGREEMENT, made and entered into as of the 1st day of May, 2002 by and among FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK (hereinafter the "Company"), a New York Corporation on its own behalf and on behalf of each Account (defined below), RYDEX VARIABLE TRUST (hereinafter the "Trust"), a Delaware business trust, and RYDEX DISTRIBUTORS, INC. (hereinafter the "Underwriter"), a Maryland corporation.

2. The third recital clause of the Agreement is hereby deleted and replaced with the following:

         WHEREAS, beneficial interests in the Trust are divided into several series of interest or shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement (each such series is hereinafter referred to as a "Fund"); and

3. The seventh recital clause of the Agreement is hereby deleted and replaced with the following:

         WHEREAS, the Variable Insurance Products issued or that will be issued by the Company ("Contracts") have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and

4. The eighth recital clause of the Agreement is hereby deleted and replaced with the following:

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company to set aside and invest assets attributable to the aforesaid Contracts; and

5. The tenth recital clause of the Agreement is hereby deleted and replaced with the following:

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

6. Section 1.6 is hereby deleted and replaced with the following:

The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus, provided however, that the provisions of the then current Fund prospectus will not be deemed to alter any provision of Section 1.1 or 1.5.

7. The following new Section 1.12 is hereby added to the Agreement:

It is agreed that Company, on behalf of an Account, has access under this Agreement to all Funds of the Trust and all share classes thereof (including Funds and share classes created in the future) and that it shall not be necessary to list the Accounts, the Contracts, the Funds or the share classes on Schedule A. It is further agreed that a segregated asset account of the Company shall become an "Account" hereunder as of the date such segregated asset account first invests in a Fund. A series of the Trust shall become a "Fund" hereunder as of the date an Account first invests in such Fund. Notwithstanding the fact that Accounts, Contracts and Funds need not be listed on Schedule A, the parties may, in their discretion and for convenience and ease of reference only, include one or more Accounts, Contracts and Funds on Schedule A from time to time.

8. The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 5 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

FIRST SECURITY BENEFIT LIFE
INSURANCE AND ANNUITY
COMPANY OF NEW YORK
                                                   By its authorized officer

                                                   By:      /s/ Thomas A. Swank
                                                            --------------------

                                                   Name:    Thomas A. Swank

                                                   Title:   Sr. VP - CFO

                                                   Date:    12/15/06

RYDEX VARIABLE TRUST

                                                   By its authorized officer

                                                   By:      /s/ Carl Verboncoeur
                                                            --------------------

                                                   Name:    Carl Verboncoeur

                                                   Title:   CEO

                                                   Date:    12/18/06

RYDEX DISTRIBUTORS, INC.

                                                   By its authorized officer

                                                   By:      /s/ Carl Verboncoeur
                                                            --------------------

                                                   Name:    Carl Verboncoeur

                                                   Title:   CEO

                                                   Date:    12/18/06

                                   SCHEDULE A

         ACCOUNTS - All Accounts of the Company, including, without limitation:

         Separate Account A
         Separate Account B


         CONTRACTS - All Contracts of the Company, including without limitation:

         AdvisorDesigns Variable Annuity
         AdvanceDesigns Variable Annuity
         SecureDesigns Variable Annuity
         EliteDesigns Variable Annuity


         FUNDS - All Funds of the Trust, including without limitation:



         FUND                                                       CUSIP #
--------------------------------------------------------------------------------
         RVT CLS AdvisorOne Amerigo                                 783555584
--------------------------------------------------------------------------------
         RVT CLS AdvisorOne Berolina                                783555378
--------------------------------------------------------------------------------
         RVT CLS AdvisorOne Clermont                                783555576
--------------------------------------------------------------------------------
         Rydex VT Absolute Return Strategies                        783555428
--------------------------------------------------------------------------------
         Rydex VT Banking                                           783555881
--------------------------------------------------------------------------------
         Rydex VT Basic Materials                                   783555873
--------------------------------------------------------------------------------
         Rydex VT Biotechnology                                     783555865
--------------------------------------------------------------------------------
         Rydex VT Commodities                                       783555436
--------------------------------------------------------------------------------
         Rydex VT Consumer Products                                 783555857
--------------------------------------------------------------------------------
         Rydex VT Dynamic Dow                                       783555477
--------------------------------------------------------------------------------
         Rydex VT Dynamic OTC                                       783555659
--------------------------------------------------------------------------------
         Rydex VT Dynamic Russell 2000(R)                           783555360
--------------------------------------------------------------------------------
         Rydex VT Dynamic S&P 500                                   783555675
--------------------------------------------------------------------------------
         Rydex VT Dynamic Strengthening Dollar                      783555451
--------------------------------------------------------------------------------
         Rydex VT Dynamic Weakening Dollar                          783555444
--------------------------------------------------------------------------------
         Rydex VT Electronics                                       783555840
--------------------------------------------------------------------------------
         Rydex VT Energy                                            783555832
--------------------------------------------------------------------------------
         Rydex VT Energy Services                                   783555824
--------------------------------------------------------------------------------
         Rydex VT EP Aggressive                                     783555329
--------------------------------------------------------------------------------
         Rydex VT EP Conservative                                   783555345
--------------------------------------------------------------------------------
         Rydex VT EP Moderate                                       783555337
--------------------------------------------------------------------------------
         Rydex VT Europe Advantage                                  783555725
--------------------------------------------------------------------------------
         Rydex VT Financial Services                                783555816
--------------------------------------------------------------------------------
         Rydex VT Government Long Bond Advantage                    783555600
--------------------------------------------------------------------------------
         Rydex VT Health Care                                       783555790
--------------------------------------------------------------------------------
         Rydex VT Hedged Equity                                     783555410
--------------------------------------------------------------------------------
         Rydex VT Internet                                          783555691
--------------------------------------------------------------------------------
         Rydex VT Inverse Dynamic Dow                               783555469
--------------------------------------------------------------------------------
         Rydex VT Inverse Government Long Bond                      783555709
--------------------------------------------------------------------------------
         Rydex VT Inverse Mid Cap                                   783555543
--------------------------------------------------------------------------------

         Rydex VT Inverse OTC                                       783555402
--------------------------------------------------------------------------------
         Rydex VT Inverse Russell 2000(R)                           783555550
--------------------------------------------------------------------------------
         Rydex VT Inverse S&P 500                                   783555204
--------------------------------------------------------------------------------
         Rydex VT Japan Advantage                                   783555717
--------------------------------------------------------------------------------
         Rydex VT Large Cap Growth                                  783555493
--------------------------------------------------------------------------------
         Rydex VT Large Cap Value                                   783555485
--------------------------------------------------------------------------------
         Rydex VT Leisure                                           783555782
--------------------------------------------------------------------------------
         Rydex VT Mid Cap Advantage                                 783555626
--------------------------------------------------------------------------------
         Rydex VT Mid Cap Growth                                    783555568
--------------------------------------------------------------------------------
         Rydex VT Mid Cap Value                                     783555519
--------------------------------------------------------------------------------
         Rydex VT Multi-Cap Core Equity                             783555386
--------------------------------------------------------------------------------
         Rydex VT Nova                                              783555105
--------------------------------------------------------------------------------
         Rydex VT OTC                                               783555303
--------------------------------------------------------------------------------
         Rydex VT Precious Metals                                   783555501
--------------------------------------------------------------------------------
         Rydex VT Real Estate                                       783555618
--------------------------------------------------------------------------------
         Rydex VT Retailing                                         783555774
--------------------------------------------------------------------------------
         Rydex VT Russell 2000(R) Advantage                         783555634
--------------------------------------------------------------------------------
         Rydex VT Sector Rotation                                   783555592
--------------------------------------------------------------------------------
         Rydex VT Small Cap Growth                                  783555535
--------------------------------------------------------------------------------
         Rydex VT Small Cap Value                                   783555527
--------------------------------------------------------------------------------
         Rydex VT Technology                                        783555766
--------------------------------------------------------------------------------
         Rydex VT Telecommunications                                783555758
--------------------------------------------------------------------------------
         Rydex VT Transportation                                    783555741
--------------------------------------------------------------------------------
         Rydex VT U.S. Government Money Market                      783555808
--------------------------------------------------------------------------------
         Rydex VT Utilities                                         783555683
--------------------------------------------------------------------------------

         Date:  November 20, 2006